Exhibit 99.23(d)(vi)

OLD WESTBURY FUNDS, INC.

BESSEMER INVESTMENT MANAGEMENT LLC

SUB-ADVISORY AGREEMENT
Old Westbury Global Opportunities Fund

          This SUB-ADVISORY AGREEMENT (“Agreement”) executed as of September 24, 2008 by and among OLD WESTBURY FUNDS, INC. (hereinafter called “the Fund”), BESSEMER INVESTMENT MANAGEMENT LLC (hereinafter called “the Adviser”), and SHENKMAN CAPITAL MANAGEMENT, INC. (hereinafter called “the Sub-Adviser”),

W I T N E S S E T H:

          WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and offers eight portfolios or funds, one of which is the Old Westbury Global Opportunities Fund (hereinafter called “the Portfolio”);

          WHEREAS, the Adviser is the investment adviser to the Fund and the Portfolio;

          WHEREAS, the Adviser and the Sub-Adviser are each registered under the Investment Advisers Act of 1940 (the “Advisers Act”) as investment advisers; and

          WHEREAS, the Fund and the Adviser desire to retain the Sub-Adviser to provide portfolio selection and related research and statistical services in connection with the investment advisory services for a designated portion of the assets of the Portfolio (the “Segment”), and the Sub-Adviser desires to furnish such services; and

          NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment of Sub-Adviser.

Subject to the direction and control of the Fund’s Board of Directors and the Adviser, the Sub-Adviser shall provide the services described in Section 2 below for investment and reinvestment of the securities and other assets of the Segment for the period and on the terms hereinafter set forth. The Sub-Adviser agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized herein, have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

2.	Obligations of and Services to be Provided by the Sub-Adviser.

The Sub-Adviser will:

(a)	Provide investment advisory services, including but not limited to portfolio securities selection, research, advice and supervision for the Segment.

(b)

Implement the Approved Investment Program (as that term is defined in Section 2(d) below) for the Segment by placing orders for the purchase and sale of securities in its discretion and without prior consultation with the Adviser, subject always to the provisions of the 1940 Act and the Fund’s Registration Statement, Articles of Incorporation and By-Laws, as then in effect; provided however, that current copies of all such documents shall have been provided to Sub-Adviser.

(c)

Instruct the Portfolio’s custodian to deliver for cash received securities or other cash and/or securities instruments sold, exchanged, redeemed or otherwise disposed of from the Segment, and to pay cash for securities or other cash and/or securities instruments delivered to the custodian and/or credited to the Segment upon acquisition of the same for the Segment;

(d)

Maintain, as applicable to the Sub-Adviser’s investment advisory services obligations, (i) compliance with the 1940 Act and the regulations adopted by the U.S. Securities and Exchange Commission (“SEC”) thereunder, and (ii) the Portfolio’s investment objective, strategies, and restrictions as stated in the Portfolio’s prospectus and statement of additional information, as both may be amended from time to time, hereinafter referred to as the “Approved Investment Program,” and subject to receipt of such additional information as may be required from the Adviser and provided in accordance with Section 15(d) of this Agreement.

(e)

Report on the activities in the performance of its duties and obligations under this Agreement to the Fund’s Board of Directors at such times and in such detail as the Board of Directors may reasonably request in order to enable it to determine that the Portfolio’s investment policies, procedures and Approved Investment Program are being observed. The Sub-Adviser will also keep the Fund’s Board of Directors informed of important developments affecting the Segment and the Sub-Adviser, and on its own initiative will furnish the Adviser and the Fund’s Board of Directors from time-to-time with such information as the Sub-Adviser may believe appropriate, whether concerning the individual companies whose securities are held by the Segment, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Segment maintains investments.

(f)

Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties hereunder, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the Segment.

(g)

Open accounts with broker-dealers (collectively, “Broker-Dealers”), select Broker-Dealers to effect all transactions for the Segment, place all necessary orders with Broker-Dealers or issuers (including affiliated Broker-Dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law and the Approved Investment Program, purchase or sell orders for the Segment may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients. The Sub-Adviser will seek to obtain best execution of transactions for the Segment at prices which are advantageous to the Segment and at commission rates that are reasonable in relation to the benefits received. The Sub-Adviser may select brokers or-dealers on the basis that they provide brokerage, research or other services or products to the Sub-Adviser. To the extent consistent with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser may pay a broker or-dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting such transaction if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Segment, as well as to accounts over which they exercise investment discretion.

With respect to any investments for the Portfolio that are permitted to be made by the Sub-Adviser in accordance with this Agreement and the Approved Investment Program, the Adviser hereby authorizes and directs the Sub-Adviser to do and perform every act and thing it deems to be whatsoever necessary or incidental in performing its duties and obligations under this Agreement including, but not limited to, executing as agent on behalf of the Portfolio, as the case may be, such agreements and other documentation as may be required for the purchase or sale, assignment, transfer and ownership of any investment permitted pursuant to the Approved Investment Program, including limited partnership agreements, repurchase and derivatives master agreements, including any schedules and annexes to such agreements, releases, consents, elections and confirmations. The Adviser acknowledges and understands that it will be bound by any such trading accounts established, and agreements and other documentation executed, by the Sub-Adviser for such investment purposes, and agrees to provide the Sub-Adviser with tax information, governing documents, legal opinions and other information concerning the funds necessary to complete such agreements and other documentation. For the purposes of this Agreement, unaffiliated Broker-Dealers shall not be considered agents of the Sub-Adviser.

(h)

Upon reasonable request, provide assistance and recommendations for the determination of the fair value of certain securities held by the Segment when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund’s Board of Directors.

(i)

Maintain all accounts, books and records with respect to the Segment as are required pursuant to the 1940 Act and Advisers Act, and the rules thereunder, and furnish the Fund and the Adviser with such periodic and special reports as the Fund or Adviser may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains with respect to the Segment are the property of the Fund, agrees to preserve for the periods set forth in Rule 31a-2 under the 1940 Act any records that it maintains for the Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Segment upon request by the Fund or the Adviser. The Sub-Adviser shall have the right to retain copies of all such records that the Sub-Adviser is required to maintain under Rule 204-2 under the Advisers Act. The Sub-Adviser has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Adviser provides to the Segment.

(j)

Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Adviser’s Code of Ethics adopted pursuant to such Rule 17j-1 and Rule 204A-1 under the Advisers Act as the same may be amended from time to time. The Adviser acknowledges receipt of a copy of Sub-Adviser’s current Code of Ethics. Sub-Adviser shall promptly forward to the Adviser a copy of any material amendment to the Sub-Adviser’s Code of Ethics along with certification that the Sub-Adviser has implemented procedures for administering the Sub-Adviser’s Code of Ethics.

(k)

From time to time as the Adviser or the Fund may reasonably request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Segment, all in such detail as the Adviser or the

Fund may reasonably request. The Sub-Adviser will make available, upon the reasonable request of the Fund or the Adviser, its appropriate officers and employees to meet with the Adviser’s Board of Directors at the Adviser’s principal place of business on reasonable notice to review the investments of the Segment.

(l)

Upon request by the Adviser, provide such information as may be required for the Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws, and any rule or regulation thereunder.

(m)	Provide a copy of the Sub-Adviser’s Form ADV and any material amendments thereto as soon as reasonably possible after the filing of such documents with the SEC or other regulatory agency.

(n)

The Adviser and the Fund agree and understand that the Sub-Adviser is not responsible to act for the Portfolio in any legal proceedings, including the filing of claims relating to investments held by the Segment in bankruptcies or class actions, involving securities held or previously held by the Segment or the issuers of such securities; provided that the Sub-Adviser shall advise and consult with the Adviser with respect to any such proceedings of which the Sub-Adviser becomes aware. The Adviser and the Fund agree and understand that the Sub-Adviser is not responsible to vote or give any advice about how to vote proxies for securities held by the Segment; however, the Sub-Adviser shall be responsible for advising on corporate actions, such as mergers and tender offers, involving portfolio securities held by the Segment.

(o)	In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times comply with:

(i) all applicable provisions of the 1940 Act and the Advisers Act, and all applicable rules, regulations and interpretive positions adopted or issued thereunder;

(ii) the provisions of the Registration Statement (defined below) of the Fund, as it may be amended from time-to-time, under the 1940 Act;

(iii) the provisions of the Articles of Incorporation of the Fund, as they may be amended from time-to-time;

(iv) the provisions of the By-laws of the Fund, as they may be amended from time-to-time, or resolutions of the Board of Directors as may be adopted from time-to-time;

(v) the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Fund or the Portfolio; and

(vi) any other applicable provisions of federal or state law.

(p)

As in the case with respect to the Adviser under the Investment Advisory Agreement, any investment activities undertaken by the Sub-Adviser relating to the Segment shall at times be subject to the direction and control of the Fund’s Board of Directors, as well as the Adviser.

3.	Representations and Warranties.

	(a)	The Adviser represents and warrants as follows:

		(i)	It has furnished the Sub-Adviser with a list of affiliated issuers of the Adviser restricted from purchase by the Portfolio as applicable;

		(ii)	It is registered with the SEC under the Adviser Act, and shall remain so registered throughout the term of this Agreement and shall notify the Sub-Adviser if it ceases to be so registered;

(iii)

It is a limited liability company organized and validly existing under the laws of the State of Delaware with the power to won and possess its assets and carry on its business as it is now being conducted;

(iv)

The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of the Adviser, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement by the parties hereto;

		(v)	This Agreement is a valid and binding Agreement of the Adviser;

		(vi)	It has received a copy of the Sub-Adviser’s Form ADV at least 48 hours prior to the execution of this Agreement; and

(vii)

It has provided the Sub-Adviser with a copy of its Form ADV as filed with the SEC and it will, within a reasonable time after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to the Sub-Adviser.

(b)	The Fund represents and warrants as follows:

	(i)	It has furnished the Sub-Adviser with the Articles of Incorporation and By-laws of the Fund;

(ii)

The execution, delivery and performance by the Fund of this Agreement are within the Fund’s powers and have been duly authorized by all necessary action on the part of the Fund, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Fund for the execution, delivery and performance of this Agreement by the parties hereto;

(iii)

It has furnished the Sub-Adviser with the Fund’s Registration Statement that includes the Portfolio’s prospectus and statement of additional information, as filed with the SEC (the “Registration Statement”), and it shall provide the Sub-Adviser prior to filing with the SEC, copies, properly certified or authenticated, of any amendments or supplements to the Registration Statement;

	(iv)	It has furnished the Sub-Adviser with a list of affiliated brokers and underwriters of the Fund for compliance with applicable provisions of the 1940 Act as applicable;

	(v)	It has furnished the Sub-Adviser with a list of affiliated issuers of the Fund restricted from purchase by the Portfolio as applicable;

	(vi)	It has adopted policies and procedures reasonably designed to detect and prevent use of the Portfolio for money laundering;

	(vii)	As of the date hereof, the Portfolio is a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act of 1933; and

	(viii)	It has received the Sub-Adviser’s Form ADV.

(c)	The Sub-Adviser represents and warrants as follows:

(i)

It is registered with the SEC under the Advisers Act. The Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser;

	(ii)	It is a corporation duly organized and validly existing under the laws of the State of New York with the power to own and possess its assets and carry on its business as it is now being conducted;

(iii)

The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of the Sub-Adviser, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance of this Agreement by the parties hereto;

		(iv)	This Agreement is a valid and binding Agreement of the Sub-Adviser;

		(v)	It has received a copy of the Adviser’s current Form ADV, at least 48 hours prior to the execution of this Agreement; and

(vi)

It has provided the Adviser and the Fund with a copy of its Form ADV as most recently filed with the SEC and the Sub-Adviser further represents that it will, within a reasonable time after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to the Adviser and to the Fund.

4.	Compensation.

As full compensation for all services rendered and obligations assumed by the Sub-Adviser hereunder with respect to the Segment, the Adviser shall pay the compensation specified in Appendix A to this Agreement. The Sub-Adviser acknowledges and agrees that the Adviser shall be solely responsible for the fees of the Sub-Adviser for its services hereunder, and the Sub-Adviser shall have no claim against the Fund or the Portfolio with respect to its compensation under this Agreement.

5.	Liability of Sub-Adviser.

(a)

Neither the Sub-Adviser nor any of its directors, officers, employees, agents, or affiliates shall be liable to neither the Adviser or its members nor the Portfolio or its shareholders for any losses suffered by the Adviser or the Portfolio resulting from any error of judgment or mistake of law made in the good faith exercise of the Sub-Adviser’s investment discretion in connection with selecting investments for the Segment, or as a result of the failure by the Adviser or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Adviser or any of its directors, officers, employees, agents, or affiliates. Notwithstanding the foregoing, Sub-Adviser shall not be liable for actions taken or not taken with respect to the performance of services under this Agreement based upon information, instructions or requests given or made to Sub-Adviser by the Adviser or information provided by any of the

Portfolio’s custodian, administrator or fund accountant. The Adviser shall be responsible at all times for supervising Sub-Adviser, and this Agreement does not in any way limit the duties and responsibilities that the Adviser has agreed to under the Advisory Agreement and applicable laws.

(b)

In no event will the Sub-Adviser have any responsibility for any other portfolio of the Fund, for any portion of the Portfolio not managed by the Sub-Adviser, or for the acts or omissions of the Adviser or any other sub-adviser to the Fund or Portfolio. In particular, in the event the Sub-Adviser shall manage only a Segment, the Sub-Adviser shall have no responsibility for the Portfolio’s being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolio’s failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment managed by the Sub-Adviser are in compliance with the Approved Investment Program. Notwithstanding the foregoing, upon the reasonable request of the Adviser, the Sub-Adviser shall take all necessary steps to ensure the Portfolio’s ongoing compliance with any applicable law or regulation or investment policy or restriction applicable to the Portfolio and the Code. Nothing in this Section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

6.	Indemnification by the Sub-Adviser.

The Adviser shall not be responsible for, and the Sub-Adviser shall indemnify and hold the Portfolio, the Fund, the Adviser and their respective affiliates or any of their respective officers, directors, employees, or agents harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties of the Sub-Adviser hereunder or any of its officers, directors, employees or agents; provided, however, that in no case is the Sub-Adviser’s indemnity in favor of the Portfolio, the Fund, the Adviser or their respective affiliates or any of their respective officers, directors, employees, or agents deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

7.	Indemnification by the Fund and the Adviser.

In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties hereunder on the part of the Sub-Adviser, or its affiliates or any of their respective officers, directors, employees, or agents (collectively, the “Sub-Adviser Indemnitees”), the Fund and the Adviser, severally and not jointly, shall indemnify and hold harmless the Sub-Adviser Indemnitees from and against all claims, actions, suits, or proceedings, whether at law or in equity, and whether brought by a private party or a governmental department, commission, board, bureau, agency, or instrumentality of any kind, arising out of any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Portfolio, the Fund or the Adviser, or its or their officers, directors, employees or affiliates, relating to the services provided by the Sub-Advisor hereunder. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein shall constitute a waiver or limitation of any rights which the Fund or the Adviser may have and which may not be waived under applicable federal and state securities laws.

8.	Supplemental Arrangements.

To better enable the Sub-Adviser to fulfill its obligations under this Agreement, the Sub-Adviser may enter into arrangements with other persons affiliated with the Sub-Adviser or with unaffiliated third parties for the provision of certain personnel and facilities to the Sub-Adviser; provided that (i) the cost of such arrangements shall be borne solely by the Sub-Adviser, and (ii) where required by applicable law, such arrangements shall be subject to the approval of the Board of Directors.

9.	Regulation.

The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material that any such body may request or require pursuant to applicable laws and regulations.

10.	Duration and Termination of This Agreement.

(a)

This Agreement shall become effective on the latest of (i) the date of its execution, (ii) the date of its approval by a majority of the Fund’s Board of Directors, including approval by the vote of a majority of the Board of Directors who are not interested persons of the Adviser, the Sub-Adviser, or the Fund, cast in person at a meeting called for the purpose of voting on such approval, or (iii) if required by the 1940 Act, the date of its approval by a majority of the outstanding voting securities of the Portfolio. It shall continue in effect for an initial term of two years and thereafter from year to year provided that its continuance is specifically approved at least annually either by the Fund’s Board of Directors or by a vote of a majority of the outstanding voting securities of the Portfolio, and in either event, by a vote of a majority of the Fund’s Board of Directors who are not interested persons of the Adviser, the Sub-Adviser, or the Fund, cast in person at a meeting called for the purpose of voting on such approval.

(b)

If the shareholders of the Portfolio fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Adviser will continue to act as Sub-Adviser with respect to the Segment pending the required approval of the Agreement or its continuance, or the execution of any other contract with the Sub-Adviser or a different manager or sub-adviser, or upon such other definitive action; provided, that the compensation received by the Sub-Adviser in respect to the Segment during such period is in compliance with Rule 15a-4 under the 1940 Act.

(c)

This Agreement may be terminated at any time and without the payment of any penalty by the Fund’s Board of Directors, the Sub-Adviser, or the Adviser, or upon the vote of a majority of the outstanding voting securities of the Portfolio, in each case, on sixty days written notice to the non-cancelling party or parties. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment” and “voting security”) shall be applied.

11.	Trade Settlement at Termination.

Termination will be without prejudice to the completion of any transaction already executed. Prior to the effective date of termination, the Sub-Adviser shall be entitled, without prior notice to the Adviser or the Portfolio, to direct the Custodian to retain and/or realize any assets of the Portfolio as may be required to settle transactions already executed, and to pay any outstanding liabilities of the Sub-Adviser.

12.	Amendment of this Agreement.

No provision of this Agreement may be changed, waived, discharged or terminated orally, and may only be so by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Fund’s Board of Directors who are not interested persons of the Adviser, the Sub-Adviser, or the Fund cast in person at a meeting called for the purpose of voting on such approval. Prior to the execution of any amendment, Adviser shall notify Sub-Adviser if any such approval is required.

13.	Services to Other Clients.

The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others. The Adviser understands, and has advised the Fund’s Board of Directors, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts including pooled investment vehicles, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Adviser has no objection to the Sub-Adviser’s acting in such capacities, and acknowledges that the Sub-Adviser may give advice and take action with respect to any of the Sub-Adviser’s other clients that may differ from advice given, or the timing or nature of action taken, with respect to the Segment, so long as it is the Sub-Adviser’s policy to allocate investment opportunities with respect to the Segment on basis it believes to be fair and equitable over time relative to the Sub-Adviser’s other clients. It is recognized and acknowledged by the Adviser that in some cases this procedure may adversely affect the price paid or received by the Segment or the size of the position obtained for or disposed of by the Segment. In addition, the Adviser understands, and has advised the Board of Directors, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser’s duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature to others. Subject to the Sub-Adviser’s fiduciary duties to the Portfolio and its obligations under the Advisers Act or 1940 Act, the Sub-Adviser will not have any obligation to initiate the purchase or sale, or to recommend for purchase or sale, for the Segment any security or other asset which the Sub-Adviser’s directors, officers, agents, affiliates or employees may purchase, hold or sell for its or their own accounts or for the accounts of any of the Sub-Adviser’s other clients.

14.	Disclosure.

(a)

None of the Adviser, the Fund, or the Sub-Adviser shall disclose information of a confidential nature acquired in connection with this Agreement, including any non-public information about shareholders of the Portfolio or the Fund, except for information that they may be entitled or bound to disclose by law, regulation or court order, or which is disclosed to their advisers where reasonably necessary for the performance of their professional services or, in the case of the Sub-Adviser, to persons retained as permitted in accordance with Section 8 above to the extent reasonably necessary for the performance of the Sub-Adviser’s services hereunder and provided such persons are bound by confidentiality obligations at least as stringent as the foregoing. The Sub-Adviser shall also comply with the Fund’s policies with respect to disclosure of portfolio holdings.

(b)

Notwithstanding the provisions of 14(a) above, to the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Portfolio or Segment (including, but not limited to, the identity of the Adviser or the Portfolio and market value of the Portfolio or Segment), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Segment in accordance with the terms of this Agreement.

15.	General Provisions.

(a)

Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)

Any notice required under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (which is confirmed), by registered or certified mail (postage prepaid, return receipt requested), or by reputable overnight courier to the addresses set forth herein, or to such other addresses as any party may hereafter specify in writing to the other. Until further notice to the other party, it is agreed that the address of the Adviser for this purpose shall be Bessemer Investment Management LLC, 630 Fifth Avenue, New York, New York 10111, Attention: General Counsel, and the address of the Sub-Adviser shall be Shenkman Capital Management, Inc., 461 Fifth Avenue, 22nd Floor, New York, New York 10111, Attention: Mark R. Shenkman with a copy to Richard H. Weinstein at the same address. The address of the Board of Directors of the Fund shall be: c/o PNC Global Investment Servicing, Attention: Diane Drake, 301 Bellevue Parkway, Wilmington, Delaware 19809.

	(c)	The Sub-Adviser will promptly notify the Adviser in writing of the occurrence of any of the following events unless prohibited by applicable law:

(i)     the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement.

(ii)    the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio, unless subject to confidentiality by order of a court or similar authority.

(d)

The Adviser shall provide (or cause the Portfolio’s custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of the assets of the Portfolio or Segment, cash requirements and cash available for investment in the Portfolio or Segment, and all other reasonable information as may be necessary for the Sub-Adviser to perform its duties and responsibilities hereunder.

	(e)	This Agreement contains the entire understanding and agreement of the parties and supersedes any and all prior agreements, whether oral or in writing.

(f)

The Fund and the Adviser understand and agree that the Sub-Adviser, as part of its duties hereunder, is not responsible for determining whether or not the Portfolio is suitable and an appropriate investment for the clients who invest in such.

(h)      During the term of this Agreement, the Fund and the Adviser agree to furnish to the Sub-Adviser at its principal office, prior to use thereof for the prior review and approval of the Sub-Adviser, which approval shall not be unreasonably withheld, all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to sales personnel, shareholders of the Portfolio, or the public, which refer to the Sub-Adviser in any way, and to consult with the Sub-Adviser regarding such materials to the extent of any references to the Sub-Adviser. Sales literature may be furnished to the Sub-Adviser hereunder by electronic mail, first-class or overnight mail, facsimile transmission equipment or hand delivery, Attention: Richard H. Weinstein, 461 Fifth Avenue, 22nd Floor, New York, NY 10017, Facsimile (212) 292-0057, Richard.weinstein@shenkmancapital.com.

(i)

During the term of this Agreement, the Sub-Adviser agrees that all marketing, advertising or promotional material or other client information that makes reference to the Fund, the Portfolio, the Adviser or the services being provided pursuant to this Agreement shall be expressly subject to the prior review and approval of the Adviser. Without limiting the generality of the foregoing, no reference to Old Westbury Funds or the Adviser shall be included in any such marketing, advertising or promotional material, as well as other client information or communication without the Adviser’s express prior written consent.

16.	Release.

The names “Old Westbury Funds, Inc.” and “Directors of Old Westbury Funds, Inc.” refer respectively to the Fund created by the Articles of Incorporation and each of the Fund’s directors, as directors but not individually or personally (the “Directors”). The obligations of “Old Westbury Funds, Inc.” entered into in the name or on behalf thereof by any of the Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, shareholders, or representatives of the Fund personally, but bind only assets of the Portfolio, and all persons dealing with the Portfolio of the Fund must look solely to the assets of such Portfolio for the enforcement of any claims.

17.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

OLD WESTBURY FUNDS, INC.

By:	/s/ Peter C. Artemiou

Peter C. Artemiou
Vice President

BESSEMER INVESTMENT MANAGEMENT LLC

By:	/s/ Marc D. Stern

Marc D. Stern
President

SHENKMAN CAPITAL MANAGEMENT, INC.

By:	/s/ Mark R. Shenkman

Mark R. Shenkman
President

APPENDIX A

SUB-ADVISORY FEES

The Adviser will pay the Sub-Adviser, as full compensation for all services provided under this Agreement, an annual fee computed at the following annual rates based on the Segment’s average daily net assets:

The Sub-Adviser’s fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly in arrears to the Sub-Adviser on or before the tenth business day of the next succeeding calendar month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate set forth in the schedule above and multiplying this product by the net assets of the Segment, as determined in accordance with the Portfolio’s prospectus and statement of additional information as of the close of business on the previous business day on which the Portfolio was open for business. For each monthly fee payment, the Adviser will provide the Sub-Adviser with a worksheet accompanying payment of the sub-advisory fee that sets forth the computation of such sub-advisory fee.

If this Agreement becomes effective or terminates before the end of any month, the sub-advisory fee (if any) for the period from such effective date to the end of such month or from the beginning of such month to the date of such termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.